AMENDMENT AGREEMENT NO. 7
                                                           Doc. 1

          Amendment Agreement No. 7 dated as of December 19, 1996 by and between GIBRALTAR STEEL CORPORATION, a Delaware corporation ("Company"), GIBRALTAR STEEL CORPORATION OF NEW YORK, a New York corporation ("Borrower"), THE CHASE MANHATTAN BANK (successor by merger to THE CHASE MANHATTAN BANK, N.A. and CHEMICAL BANK) ("Chase"), FLEET BANK ("Fleet"), MELLON BANK, N.A. ("Mellon") (Chase, Fleet and Mellon shall collectively be referred to herein as "Banks") and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A. and Chemical Bank), as Administrative Agent for the Banks ("Administrative Agent").

     A.   Preliminary Statement

          Company, Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement dated November 10, 1994, as amended from time to time including, without limitation, the following amendments: letter agreement dated November 28, 1994; letter agreement dated May 9, 1995; Certificate and Modification to Credit Agreement dated April 3, 1995; Amendment Agreement dated as of July 18, 1995; Amendment Agreement dated as of December 28, 1995; Credit Agreement Amendment dated as of February 14, 1996; and Amendment Agreement dated May 30, 1996 ("Credit Agreement"). Company, Borrower, the Banks and the Administrative Agent desire to amend the Credit Agreement to extend the Termination Date and amend certain other provisions thereof.

          All capitalized terms used but not otherwise defined in this Amendment Agreement shall have the meanings set forth in the Credit Agreement.

     B.   Amendment

          1.   The definition "Collateral Documents" in the
Credit Agreement is hereby amended to add the following language at the end of such definition:

               ", as such agreements may be amended from time to time."

          2.   The definition "Credit Pricing Agreement" in the
Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

               "'Credit Pricing Agreement' - The Agreement dated November 10, 1994, among the Company, the Borrower, the Banks and the Administrative Agent setting forth the pricing with respect to the Revolving Credit and the Term Credit, as such agreement may be amended, replaced or restated from time to time."

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          3.   The definition "Guaranty" in the Credit Agreement
is amended to insert "or Section 6.9" after the words "Section
3.1 d".

          4.   The definition "Security Agreement" in the Credit
Agreement is amended to insert "or Section 6.9" after the words
"Section 3.1 e".

          5.   The definition "Termination Date" in the Credit
Agreement is hereby deleted in its entirety and the following is inserted in its place:

               "'Termination Date' - The maturity date of the Credit, which shall be initially November 17, 2000, which may be converted in accordance with Section 2.3 hereof and may be shortened in accordance with Section
          2.11 or 7.2 hereof."

          6. Section 2.10 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

               "Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks a per annum Facility Fee (based on a 360 day year) on the unused amount of the Commitments, which facility fee shall be payable quarterly, in arrears, on December 31, 1996 and on the first day of each March, June, September and December thereafter to and including the Termination Date. The Facility Fee shall be computed in accordance with the provisions of the Credit Pricing Agreement."

          7. Section 5.8, clause (a) of the Credit Agreement is hereby amended to delete the reference therein to "$500,000.00" and insert in its place "$2,000,000.00".

          8. Section 5.9, clause (a) of the Credit Agreement is hereby amended to delete the reference therein to "$500,000.00" and insert in its place "$1,000,000.00".

          9. Section 6.3, clause (iii) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

               "(iii) in addition to the guaranty
          permitted in accordance with clause (ii), the Company and/or the Borrower may guaranty obligations of any Subsidiary to Third
          Persons not to exceed $4,000,000.00 in the aggregate at any time."

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          10.  The following sentence is added to Section 6.4:

               "Borrower has not, and so long as this Agreement is in effect, will not, enter into any covenant or agreement with any other person or entity that prohibits the granting or existence of a lien in the personal or real property of Borrower in favor of the Administrative Agent, as administrative agent and for the benefit of the Banks."

          11. Section 6.8, clause (iv) of the Credit Agreement is hereby amended to delete the reference therein to "$500,000.00" and insert in its place "$1,000,000.00".

          12. Section 6.12 of the Credit Agreement is hereby amended to delete the reference therein to "$1,000,000.00" and insert in its place "five (5%) percent of the Company's Tangible
Net Worth on a Consolidated basis".

          13. Section 6.13 of the Credit Agreement is hereby amended to delete the reference therein to "$3,000,000.00" and insert in its place "$5,000,000.00".

          14. Section 6.14 of the Credit Agreement is hereby deleted in its entirety and the words "Intentionally Omitted" are inserted in its place.

          15. Section 6.15 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

               "Interest Coverage Ratio. Permit, in the case of the Company on a Consolidated basis, the ratio of Earnings before Taxes and Interest plus depreciation (excluding Capital
          Expenditures made in connection with
          permitted acquisitions) and amortization minus Capital Expenditures to interest payable on Total Liabilities, calculated on an annual rolling basis of four fiscal quarters, to be less than (i) 2.7 to 1.0 as of the last day of any fiscal quarter from December 31, 1995 through December 31, 1996 and (ii) 3.0 to 1.0 as of the last day of any fiscal quarter from March 31, 1997 and thereafter."

          16. Section 6.16 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

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               "6.16 Tangible Net Worth.  Permit, in the case of
          the Company on a Consolidated basis, the Tangible Net Worth (a) as of the last day of any fiscal quarter to be less than $75,000,000 plus 50% of Cumulative Net Income (as defined below) and (b) as of any fiscal year end, to be less than the greater of (i) $75,000,000 plus 50% of Cumulative Net Income and (ii) the Tangible Net Worth of the Company on a Consolidated basis as of the end of the prior fiscal year plus $10,000,000. Cumulative Net Income means net income of the Company on a Consolidated basis from June 30, 1996 through the end of the fiscal quarter for which the calculation of Tangible Net Worth is being made."

          17. Section 6.17 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

               "Funded Debt/EBITDA. Permit, in the case of the Company on a Consolidated basis, the ratio of Funded Debt (as defined below) to Earnings before Interest and Taxes plus depreciation and amortization as of the last day of any fiscal quarter, calculated on an annual rolling basis of four fiscal quarters, to be greater than the ratio stated below as of any fiscal quarter end during the corresponding periods set forth below:

             Period                          Ratio

          December 31, 1995 to and
          including December 30, 1996        3.0 to 1.0

          December 31, 1996 to and
          including December 30, 1997        3.0 to 1.0

          December 31, 1997 to and
          including December 30, 1998        2.75 to 1.0

          December 31, 1998 to and
          including December 30, 1999        2.25 to 1.0

          December 31, 1999 to and
          including December 30, 2000        2.0 to 1.0

               "Funded Debt" means debt for money borrowed which is bearing interest. For the purposes of calculating this covenant, upon the consummation of a permitted acquisition, the 12 month historical Earnings before Interest and Taxes plus depreciation and amortization of the acquired entity shall be included in the calculation of the ratio, subject to the Banks' review

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          and approval, in their discretion, of such acquired
          entity's financial information."


          18. Section 6.18 of the Credit Agreement is hereby amended to delete the reference therein to "1.5" and insert "2.0" in its place.

          19.  A new Section 6.19 is hereby added to the Credit
Agreement as follows:

               "Net Operating Loss. Permit, in the case of the Company on a consolidated basis, as of the end of any fiscal quarter a net operating loss."

          20. Section 10.11 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place:

          "Release of Collateral. Subject to the satisfaction of the following conditions, the Banks hereby agree to release the security and collateral agree-ments delivered in accordance with Section 3.1.e of this Agreement after the Administrative Agent's receipt of written request from the Company and Borrower to so release:

              (i) the execution and delivery by the
          Company and the Borrower to the
          Administrative Agent for the benefit of the Banks of a pledge and security agreement in form and content acceptable to the Majority
          Banks pledging to the Banks all of the issued and outstanding capital stock of the Subsidiaries held by such entities, together with the delivery to the Administrative Agent of the certificates evidencing the shares of such capital stock and appropriate stock powers;

               (ii) delivery to the Administrative
          Agent of executed releases and terminations of Fleet Bank's security interest in all of the personal and real property of Gibraltar
          Steel Corporation of Tennessee, such releases and terminations to be in form and content acceptable to the Majority Banks;

               (iii) as of the Release Date (as defined below), no Event of Default, or event which with notice, or lapse of time, or both, would constitute an Event of Default, shall exist;

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               (iv) the execution and delivery as of the Release
          Date by the Company and the Borrower
          to the Administrative Agent of a Compliance
          Certificate - Financial Covenants (based on the end of the fiscal quarter most recent to the Release Date) and Compliance
          Certificate - General;

               (v) the Banks shall have determined in
          their sole and absolute discretion that as of the Release Date there has been no material adverse change since the end of the fiscal quarter most recent to the request for the release of collateral to the financial condition, business, operations or properties of the Company or the Borrower, on a Consolidated basis, and that no conditions or circumstances exist that, with the passage of time, could reasonably be expected to cause such a material adverse change; and

               (vi)  the execution and delivery by the
          Company, Borrower and each Subsidiary to the Banks of an agreement which contains a covenant that provides that so long as any of the Indebtedness as defined in any Collateral
          Document remains outstanding and the
          Commitments have not been terminated, such entities will not, at any time, permit to exist any Lien in the assets or property
          (personal and real) of such entities other than the Permitted Encumbrances.

               "Release Date" as used in this Section
          10.11 means the date that the Administrative
          Agent on behalf of the Banks, delivers to the Company and Borrower documents evidencing the release of the security and collateral agreements in accordance with this Section
          10.11."

          21. Section 7.1(j) of the Credit Agreement is deleted in its entirety and the following is inserted in its place:

          "7.1(j) Collateral Documents. Any Collateral Document shall cease to be in full force and effect (other than pursuant to Section 10.11 of this Agreement), or the occurrence of an event of default or breach of any term, covenant or provision of any Collateral Document."

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     C.   Extension Fee

          In consideration of the Banks entering into this Amendment Agreement, upon execution hereof, Company and Borrower shall pay to the Administrative Agent for the benefit of the Banks $50,000.00 ("Extension Fee"). The Administrative Agent shall distribute the Extension Fee to the Banks on a pro rata basis.


     D.   Other Provisions

          1. The Credit Agreement, except as specifically modified by this Amendment Agreement, shall remain in full force and effect and the Company and Borrower hereby reaffirm the Credit Agreement as modified by this Amendment Agreement and all documents executed and delivered to the Banks in connection with the Credit Agreement and agrees that The Chase Manhattan Bank has succeeded to all of the rights and benefits of The Chase Manhattan Bank, N.A. and Chemical Bank under the Credit Agreement, the Revolving Note dated December 28, 1995 in the amount of $43,750,000.00 payable to the Chase Manhattan Bank, N.A. and in the amount of $25,000,000.00 payable to Chemical Bank, and all other documents executed in connection therewith. In connection with this Amendment Agreement, the Borrower shall execute and deliver to Chase a replacement Revolving Note in the form Exhibit A attached hereto, which note replaces the Revolving Notes executed and delivered to Chase and Chemical Bank dated December 28, 1995. All references in the Credit Agreement and Collateral Documents to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment Agreement.

          2. This Amendment Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

          3. This Amendment Agreement shall only become effective upon execution by all parties hereto and delivery by the Borrower to the Administrative Agent of (i) corporate certificates and resolutions from the parties hereto, (ii) an Amendment and Reaffirmation Agreement or Security Agreement and Unlimited Continuing Guaranty from each of the Company's direct and indirect subsidiaries, (iii) a counsel opinion, (iv) an amendment to the Intercreditor Agreement and Credit Pricing Agreement, both dated as of November 10, 1994 among Chase, Fleet Bank and the Administrative Agent, and (v) the Extension Fee, all in form and content satisfactory to the Administrative Agent and its counsel.

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          4.   Company and Borrower further represent and warrant
that, as of the date hereof, Company and Borrower have no claims against the Banks or the Administrative Agent, and that there is not existing any defense to, or counterclaim or set-off against the enforcement of the Credit Agreement; and Company and Borrower forever release any such claim existing on the date hereof which Company and Borrower may have against the Banks or the Administrative Agent.

          5. The terms Administrative Agent and Banks as used herein shall include the successors and assigns of those parties.

          6. This Amendment Agreement shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement No. 7 to be executed and delivered by their duly authorized officers all as of the date first set forth above.

                         Administrative Agent:

                         THE CHASE MANHATTAN BANK (successor
                         by merger to THE CHASE MANHATTAN BANK,
                         N.A. and CHEMICAL BANK), as
                         Administrative Agent and a Bank

                         By: /x/ Thomas J. Button
                              Thomas J. Button
                              Vice President & Manager

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                         FLEET BANK, as a Bank


                         By: /x/ John J. Larry
                              John J. Larry
                              Vice President


                         MELLON BANK, N.A.


                         By: /x/ Sam S. Pepper, Jr.
                              Sam S. Pepper, Jr.
                              Vice President


                         Borrower:

                         GIBRALTAR STEEL CORPORATION OF NEW YORK

                         By: /x/ Walter T. Erazmus
                         Name:   Walter T. Erazmus
                         Title:  Vice President - Finance

                         Company:

                         GIBRALTAR STEEL CORPORATION

                         By: /x/ Walter T. Erazmus
                         Name:   Walter T. Erazmus
                         Title:  Vice President - Finance

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